As filed with the Securities and Exchange Commission on June 24, 2003


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): June 24, 2003


                       ACTRADE FINANCIAL TECHNOLOGIES LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                       0-18711                 13-3437739
-------------------------------    -----------------          -------------
(State or other jurisdiction of    (Commission File)          (IRS Employer
     incorporation)                   Number)                Identification No.)


7 PENN PLAZA, SUITE 422, NEW YORK, NY                           10001
-------------------------------------                         ----------
     (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (212) 563-1036
                                                           --------------

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ITEM 9.

REGULATION FD DISCLOSURE.

                  As previously disclosed by Actrade Financial Technologies Ltd. ("Actrade" or the "Company") on a Form 8-K dated May 13, 2003, Actrade Capital Inc. ("Capital"), a wholly-owned subsidiary of the Company, entered into Stipulations of Settlement with certain bankrupt customers of the Company and the Taiwanese parent corporation of certain of those customers, to settle the obligations of those customers and the Taiwanese parent, as well as the Company's claims under certain related surety bonds. After discussions with all parties to the pending settlement referred to above, as well as the official committee of equity security holders appointed in the jointly administered Chapter 11 cases of the Company and Capital, the parties to the pending settlement have agreed to modify the Stipulations of Settlement to increase the total payment to Capital from $11.5 million to $13 million; PROVIDED, HOWEVER, that the modification of the Stipulations of Settlement has yet to be formally executed.

                  The increased payments to Capital are structured as follows:
(a) payment to Capital by one of the sureties of $1 million upon effectiveness of the modified Stipulations of Settlement and (b) delivery to Capital by the sureties of either (i) a jointly executed and delivered non-interest bearing promissory note in the principal amount of $12 million, due and payable on October 1, 2003 or (ii) a cash payment upon effectiveness of the modified Stipulations of Settlement equal to $12 million reduced by a discount rate of 6% per annum applied to the number of days between the date of the cash payment and October 1, 2003.

                  Actrade today obtained the approval of the bankruptcy court in its Chapter 11 case in respect of the terms of the modified Stipulations of Settlement.

                  As previously disclosed by the Company in its Form 8-K dated May 13, 2003, a condition to the effectiveness of the Stipulations of Settlement is that the Actrade customers that are the bankrupt subsidiaries of the Taiwanese parent referred to above also obtain an order of the bankruptcy court in their Chapter 11 case in the Northern District of Texas which is final and not subject to appeal approving the Stipulation of Settlement (as modified) to which they are a party. Although these entities have covenanted to utilize commercially reasonable efforts to obtain the necessary bankruptcy court order, there can be no assurance that it will be obtained or that the Stipulations of Settlement, as modified, will become effective.

LIMITATION ON INCORPORATION BY REFERENCE

                  In accordance with General Instruction B.2 of Form 8-K, the information in this Item 9 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9

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                                                                               3


will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

                  Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results or events may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties due to the Company's pending litigation and ongoing internal evaluation and regulatory and law enforcement investigations, each as described in the Company's recent press releases, including the Company's December 12, 2002 and subsequent press releases. Other factors that may cause results or events to differ materially from those indicated by such forward-looking statements include, but are not limited to: uncertainties regarding the possibility of restatements of documents previously filed by the Company with the United States Securities and Exchange Commission (the "SEC"), including restatements of the Company's financial statements; uncertainties regarding the ability of the Company to finalize a pending settlement of the obligations of certain bankrupt customers of the Company and the Taiwanese parent corporation of certain of those customers, as well as the Company's claims under certain related surety bonds, all as more fully described in the Company's Current Report on Form 8-K dated May 13, 2003 and this Current Report on Form 8-K; additional facts found by the Company in connection with the issues that are the subject of an internal evaluation; uncertainties regarding the Company's Chapter 11 bankruptcy process; uncertainties regarding the Company's ability to be successful in pursuing a sale transaction, the Company's ability to find a qualified buyer, or that a sale will actually increase creditor or stockholder value; uncertainties regarding the Company's ability to collect on all its outstanding receivables as they come due; and those factors discussed in the Company's Form 10-Q for the quarter ending March 31, 2002, which is on file with the SEC. Additional risks and uncertainties in connection with a sale transaction include, without limitation, material contingencies provided for in a sale transaction, amendment of the terms of, delay in implementation of or termination of any transaction agreement and the Company's ability to retain key employees during the sale transaction process. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ACTRADE FINANCIAL TECHNOLOGIES LTD.



                                   By:  /s/ Richard McCormick
                                        ---------------------------------------
                                        Name:   Richard McCormick
                                        Title:  Chief Executive Officer




Dated: June 24, 2003